EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended December 31, 2023 and 2022, September 30, 2023 and
and the Years Ended December 31, 2023 and 2022

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Fourth Quarter 2023
Composite Materials	$227.8	$112.5	$36.7	$377.0
Engineered Products	39.7	39.8	1.0	80.5
Total	$267.5	$152.3	$37.7	$457.5
	59%	33%	8%	100%
Third Quarter 2023
Composite Materials	$212.7	$90.0	$37.8	$340.5
Engineered Products	39.2	38.8	1.0	79.0
Total	$251.9	$128.8	$38.8	$419.5
	60%	31%	9%	100%

Fourth Quarter 2022
Composite Materials	$221.0	$87.6	$45.7	$354.3
Engineered Products	35.2	38.9	1.0	75.1
Total	$256.2	$126.5	$46.7	$429.4
	60%	29%	11%	100%

Fiscal Year 2023
Composite Materials	$912.6	$389.2	$172.4	$1,474.2
Engineered Products	155.6	155.6	3.6	314.8
Total	$1,068.2	$544.8	$176.0	$1,789.0
	60%	30%	10%	100%

Fiscal Year 2022
Composite Materials	$775.0	$308.3	$196.4	$1,279.7
Engineered Products	136.8	156.9	4.3	298.0
Total	$911.8	$465.2	$200.7	$1,577.7
	58%	29%	13%	100%